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                                                                    Exhibit 23.2


          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1992 Stock Option Plan, Amended and Restated 1992 Employee Stock Purchase Plan, 2001 Stock Incentive Plan, 2001 Non-Qualified Stock Option Plan and 401(k) Plan and the GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan, the Gamma Precision Technology 1998 Stock Option Plan and the GaSonics International Corporation 2000 Supplemental Stock Option Plan assumed by Novellus Systems, Inc. of our report dated January 20, 2002, with respect to the consolidated financial statements and schedules of Novellus Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

San Jose, California
June 4, 2002